Exhibit 10.9

PIXEL GROUP HOLDINGS INC.

2017 OMNIBUS EQUITY INCENTIVE PLAN

Article 1. Establishment & Purpose

1.1          Establishment. Pixel Group Holdings Inc., a Delaware corporation (the “Company”), hereby establishes the 2017 Omnibus Equity Incentive Plan (this “Plan”) as set forth herein.

1.2          Purpose of this Plan. The purpose of this Plan is to attract, retain and motivate the employees, non-employee directors, individual consultants and independent contractors of the Company and its Subsidiaries and Affiliates and to promote the success of the Company’s business by providing them with appropriate incentives and rewards either through a proprietary interest in the long-term success of the Company or compensation based on fulfilling certain performance goals.

Article 2. Definitions

Capitalized terms used and not otherwise defined herein shall have the meanings set forth below.

2.1          “Affiliate” has the meaning set forth in the Stockholders Agreement.

2.2          “Award” means any Option, Stock Appreciation Right, Restricted Stock or Other Stock-Based Award that is granted under this Plan.

2.3          “Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award, or (b) a written statement signed by an authorized officer of the Company to a Participant describing the terms and provisions of the actual grant of such Award.

2.4          “Board” means the Board of Directors of the Company.

2.5          “Change in Control” means (i) any transaction or series of related transactions in which  any person or entity or group of Persons, other than the PEP Sponsor Group (as defined in the Stockholders Agreement), acquires, whether by purchase, exchange, tender offer, merger, consolidation, recapitalization or otherwise, Common Stock or Common Stock Equivalents of the Company (or equity in a successor corporation by merger, consolidation or otherwise) such that, following such transaction or transactions, such Person or group and their respective affiliates collectively beneficially own fifty percent (50%) or more of the voting power at elections for the Board or the comparable governing body of any successor to the Company; or (ii) the sale or transfer of at least a majority of the assets of the Company (other than to the PEP Sponsor Group); provided, that to the extent necessary to comply with Section 409A of the Code with respect to the payment of deferred compensation, “Change in Control” shall be limited to a “change in control event” as defined in Treasury Regulations Section 1.409A-3(i)(5) prescribed pursuant to Section 409A of the Code.

2.6          “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.7          “Committee” means the Board, or any committee thereof designated by the Board to administer this Plan in accordance with Article 3 of this Plan.

2.8         “Director” means a member of the Board who is not an Employee.

2.9          “Eligible Person” means an Employee, Director, individual consultant or individual independent contractor of the Company or any Subsidiary or Affiliate.

2.10        “Employee” means an officer or other employee of the Company or any Subsidiary or Affiliate, including a member of the Board who is such an employee.

2.11        “Fair Market Value” means, as of any day, with respect to the Shares:

(a)                                 if the Shares are immediately and freely tradable on a stock exchange or in over-the-counter market, the closing price per Share on the preceding day, or if no trades were made on such date, the immediately preceding day on which trades were made; or

(b)                                 in the absence of such a market for the Shares, the fair value per Share as determined in good faith by the Board and, for the purpose of determining the Option Price or grant price of an Award, consistent with the principles of Section 409A of the Code, and in accordance with applicable law.

2.12        “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in accordance with Article 6 of this Plan.

2.13        “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.14        “Option” means any Option granted from time to time under Article 6 of this Plan.

2.15        “Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 of this Plan.

2.16        “Other Stock-Based Award” means any Award granted under Article 9 of this Plan.

2.17        “Participant” means any Eligible Person as set forth in Section 4.1 to whom an Award is granted.

2.18        “Permanent Disability” has the meaning set forth below, except with respect to any Participant who is engaged by the Company or one of its Affiliates pursuant to an effective written Service agreement in which there is a definition of “Permanent Disability” or an equivalent term, in which event the definition of “Permanent Disability” as set forth in such Service agreement shall be deemed to be the definition of “Permanent Disability” herein solely for such Participant and only for so long as such employment agreement remains effective. In all other events, the term “Permanent Disability” means: a determination by independent competent medical authority (selected by the Board) that the Participant is unable to perform the Participant’s duties, and in all reasonable medical likelihood such inability shall continue for a consecutive period of 90 days or for a period in excess of 120 days in any 365-day period.

2.19        “Person” has the meaning set forth in the Stockholders Agreement.

2.20        “Restricted Stock” means any Award granted under Article 8 of this Plan.

2.21        “Restriction Period” means the period during which Restricted Stock awarded under Article 8 of this Plan is restricted.

2.22        “Section 409A” means Section 409A of the Code together with all regulations, guidance, compliance programs and other interpretative authority thereunder.

2.23        “Service” means service as an Employee or Director.

2.24        “Share” means a share of common stock of the Company, par value $0.001 per share, or such other class or kind of shares or other securities resulting from the application of Article 11 of this Plan.

2.25        “Stock Appreciation Right” means any right granted under Article 7 of this Plan

2.26        “Stockholders Agreement” means that certain Stockholders Agreement of the Company entered into as of September 20, 2017, by and among the Company and the stockholders listed on the signature pages thereto, as may be amended from time to time.

2.27        “Subsidiary” has the meaning set forth in the Stockholders Agreement.

2.28        “Ten-Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.

Article 3. Administration

3.1          Authority of the Committee. This Plan shall be administered by the Committee, which shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine the Eligible Persons to whom Awards shall be granted under the Plan, (b) prescribe the restrictions, terms and conditions of all Awards, (c) interpret the Plan and terms of the Awards, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (e) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (f) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (g) make all determinations it deems advisable for the administration of the Plan, (h) decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan, (i) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, (j) accelerate the vesting or, to the extent applicable, exercisability of any Award at any time (including, but not limited to, upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or otherwise), and (k) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or who provide Services outside of the United States. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan, including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties.

3.2          Delegation. The Committee may delegate to one or more of its members, one or more officers of the Company or any Subsidiary or one or more agents or advisors such administrative duties or powers as it may deem advisable.

Article 4.               Eligibility and Participation

4.1          Eligibility. Participants will consist of such Eligible Persons as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards under this Plan; provided, however, that Options and Stock Appreciation Rights may only be granted to those Eligible Persons with respect to whom the Company is an “eligible issuer” within the meaning of Section 409A of the Code. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

4.2          Type of Awards. Awards under this Plan may be granted in any one or a combination of: (a) Options; (b) Stock Appreciation Rights; (c) Restricted Stock; and (d) Other Stock-Based Awards. Awards granted under this Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, including, without limitation restrictive covenants, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of this Plan and any such Award Agreement, the provisions of this Plan shall prevail, except as expressly provided otherwise in any such Award Agreement.

Article 5. Shares Subject to this Plan; Maximum Awards

5.1         Number of Shares Available for Awards.

(a)                            Shares. Subject to adjustment as provided in this Article 5 and Article 11 of the Plan, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 41,697,929.802. The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

(b)                            Additional Shares. In the event that any outstanding Award expires or is forfeited, cancelled or otherwise terminated without consideration (i.e., Shares or cash) therefor, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement, shall again be available for Awards under this Plan; provided, that any Shares tendered to or withheld by the Company as part or full payment for the purchase price, Option Price or grant price of an Award or to satisfy all or part of the Company’s tax withholding obligation with respect to an Award shall not again be available for Awards. If the Committee authorizes the assumption under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not reduce the maximum number of Shares available for issuance under this Plan.

Article 6. Options

6.1          Grant of Options. The Committee is hereby authorized to grant Options to Participants. Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options; provided, that Options granted to Directors shall be Nonqualified Stock Options. An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify under the Code as an Incentive Stock Option, be treated as a Nonqualified Stock Option. None of the

Committee, the Company, any of its Subsidiaries or Affiliates or any of their employees or representatives shall be liable to any Participant or to any other Person if it is determined that an Option intended to be an Incentive Stock Option does not qualify under the Code as an Incentive Stock Option. Each Option shall be evidenced by an Award Agreement that shall state the number of Shares covered by such Option. Such Award Agreement shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

6.2          Option Price. The Option Price shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Share on the date of grant. In the case of any Incentive Stock Option granted to a Ten-Percent Shareholder, the Option Price shall not be less than 110% of the Fair Market Value of a Share on the date of grant.

6.3          Option Term. The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten years (or, in the case on an Incentive Stock Option granted to a Ten-Percent Shareholder, five years).

6.4          Time of Exercise. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve as set forth in each Award Agreement, which terms and restrictions need not be the same for each grant or for each Participant.

6.5          Method of Exercise. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date full payment is received by the Company pursuant to clauses (a), (b), (c), (d), or (e) of the following sentence (including the applicable tax withholding pursuant to Section 13.3 of the Plan). The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise: (a) in cash or its equivalent (e.g., by cashier’s check); (b) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (c) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (b) above); (d) to the extent permitted by the Committee, by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the Option Price, net of withholding; or (e) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.

6.6          Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” shall not exceed $100,000 or the Option shall be treated as a Nonqualified Stock Option, but only to the extent of that portion of the Option in excess of the limit. For purposes of the preceding sentence, unless otherwise designated by the Company, Incentive Stock Options will be taken into account in the order in which they are granted. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

Article 7. Stock Appreciation Rights

7.1          Grant of Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of: (a) the Fair Market Value of a specified number of Shares on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant. Such payment may be in the form of cash, Shares, other property or any combination thereof, as the Committee shall determine in its sole discretion.

7.2          Terms of Stock Appreciation Right. Each Stock Appreciation Right grant shall be evidenced by an Award Agreement that shall state the grant price (which shall not be less than 100% of the Fair Market Value of a Share on the date of grant), term, methods of exercise, methods of settlement and such other provisions as the Committee shall determine. No Stock Appreciation Right shall have a term of more than ten years from the date of grant.

Article 8. Restricted Stock

8.1          Grant of Restricted Stock. The Committee is hereby authorized to grant Restricted Stock to Participants. An Award of Restricted Stock is a grant by the Committee of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events. Participants shall be awarded Restricted Stock in exchange for consideration not less than the minimum consideration required by applicable law. Restricted Stock shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

8.2          Terms of Restricted Stock Awards. Each Award Agreement evidencing a Restricted Stock grant shall specify: the Restriction Period(s); the number of Shares of Restricted Stock subject to the Award; the purchase price, if any, of the Restricted Stock; the performance, Service or other conditions (including the termination of a Participant’s Service whether due to death, Permanent Disability or other reason) under which the Restricted Stock may be forfeited to the Company; and such other provisions as the Committee shall determine. Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such Shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period). At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock as determined by the Committee, and, except as provided in Section 13.6, the legend required by this Section 8.2 shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

8.3          Voting and Dividend Rights. The Committee shall determine and set forth in a Participant’s Award Agreement whether or not a Participant holding Restricted Stock granted hereunder shall (a) have the right to exercise voting rights with respect to the Restricted Stock during the Restriction Period (the Committee may require a Participant to grant an irrevocable proxy and power of substitution) and/or (b) have the right to receive dividends on the Restricted Stock during the Restriction Period (and, if so, on what terms).

8.4          Performance Goals. The Committee may condition the grant of Restricted Stock or the expiration of the Restriction Period upon the Participant’s achievement of one or more performance goal(s) specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Restricted Stock to such Participant, or the Participant shall forfeit the Award of Restricted Stock to the Company, as applicable.

8.5          Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code in respect of an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Other Stock-Based Awards

The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of Shares, including without limitation, restricted stock units, dividend equivalent rights and other phantom awards. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event, and/or the attainment of performance objectives. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). Each Other Stock-Based Award grant shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan.

Article 10. Compliance with Section 409A of the Code

10.1        General. The Company intends that the Plan and all Awards be construed to avoid the imposition of additional taxes, interest and penalties pursuant to Section 409A. Notwithstanding the Company’s intention, in the event any Award is subject to such additional taxes, interest or penalties pursuant to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 409A, (b) preserve the intended tax treatment of any such Award or (c) comply with the requirements of Section 409A, including, without limitation, any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant. In no event shall the Company or any of its Subsidiaries or Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant under Section 409A or for any damages for failing to comply with Section 409A.

10.2        Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or Award Agreement, any payments of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made.

10.3        Separation from Service. A termination of Service shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Service unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service” or like term shall mean “separation from service.”

Article 11. Adjustments

11.1        Adjustments in Authorized Shares. In the event of any corporate event or transaction involving the Company, a Subsidiary or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split-up, spin-off, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend, amalgamation or other like change in capital structure (other than normal cash dividends to stockholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in its sole discretion: the number and kind of Shares or other property that may be issued under the Plan or under particular forms of Awards; the number and kind of Shares or other property subject to outstanding Awards; the Option Price, grant price or purchase price applicable to outstanding Awards; and/or other value determinations (including performance conditions) applicable to the Plan or outstanding Awards. All adjustments shall be made in good-faith compliance with Section 409A. For the avoidance of doubt, the purchase of Shares or other equity securities of the Company by a stockholder of the Company or any third party from the Company shall not constitute a corporate event or transaction giving rise to an adjustment described in this Section 11.1.

11.2        Change in Control. Upon the occurrence of a Change in Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall specify otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including, without limitation, the following (or any combination thereof): (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of equity, equity-based and/or cash awards with substantially the same terms for outstanding Awards (excluding the consideration payable upon settlement of the Awards); (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; (e) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Shares, other property or any combination thereof) as determined in the sole discretion of the Committee and which value may be zero; provided, that in the case of Options and Stock Appreciation Rights or similar Awards, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being cancelled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being cancelled, or if no such excess, zero; provided, further, that if any payments or other consideration are deferred and/or contingent as a result of escrows, earnouts, holdbacks or any other contingencies, payments under this provision may be made on substantially the same terms and conditions applicable to, and only to the extent actually paid to, the holders of Shares in connection with the Change in Control; and (f) cancellation of all or any portion of outstanding unvested and/or unexercisable Awards for no consideration.

Article 12.            Duration; Amendment, Modification, Suspension and Termination

12.1        Duration of Plan. Unless sooner terminated as provided in Section 12.2, this Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

12.2        Amendment, Modification, Suspension and Termination of Plan. Subject to the terms of the Plan, the Committee may amend, alter, suspend, discontinue or terminate this Plan or any portion thereof or any Award (or Award Agreement) hereunder at any time, in its sole discretion; provided, that no action taken by the Committee shall adversely affect in any material respect any rights granted to any Participant under any outstanding Awards (other than pursuant to Article 10 or as the Committee deems necessary to comply with applicable law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) without the Participant’s written consent.

Article 13. General Provisions

13.1        No Right to Service or Award. The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

13.2        Settlement of Awards. Each Award Agreement shall establish the form in which the Award shall be settled. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be issued, rounded, forfeited, or otherwise eliminated.

13.3        Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. The Committee, in its sole discretion, may permit Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory total tax that could be imposed in connection with any such taxable event.

13.4        No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code or Section 457A of the Code or otherwise, and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

13.5        Non-Transferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of the Participant’s death (subject to the applicable laws of descent and distribution), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary or Affiliate. No transfer shall be permitted for value or consideration. An award exercisable after the death of a Participant may be exercised by the heirs, legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs, legatees, personal representatives or distributees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

13.6        Stockholders Agreement; Conditions and Restrictions on Shares. Shares received in connection with Awards granted hereunder shall be subject to all of the terms and conditions of the Stockholders Agreement, including all transfer restrictions, repurchase options and participation rights set forth therein (except to the extent that the express terms of the Stockholders Agreement provide otherwise for Shares received in connection with Awards). As a condition to receiving, exercising or settling an Award, if not already fully bound by the terms set forth in the Stockholders Agreement, each Participant shall sign (a) a joinder agreement pursuant to which such Participant shall become fully bound by the terms set forth in the Stockholders Agreement, and (b) any registration rights agreement as the Committee may require. The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, requirements that the Participant: (i) hold the Shares received for a specified period of time or (ii) represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

13.7        Shares Not Registered. Shares and Awards shall not be issued under this Plan unless the issuance and delivery of such Shares and any Awards comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares or any Awards under this Plan, and, accordingly, any certificates for Shares or documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of securities under this Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be purchased or issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company reasonably requires.

13.8                        Awards to Non-U.S. Eligible Persons. To comply with the laws in countries other than the United States in which the Company or any Subsidiary or Affiliate operates or engages Eligible Persons, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries or Affiliates shall be covered by the Plan; (b) determine which Employees and Directors outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws; (d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and (e) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

13.9                        Rights as a Stockholder. Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

13.10                 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

13.11                 Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person. To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

13.12                 No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (a) limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of or to its capital or business structure or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or (b) limit the right or power of the Company to take any action that it deems to be necessary or appropriate.

13.13                 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

13.14                 Governing Law. This Plan and each Award Agreement and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Plan or any Award Agreement or the negotiation, execution or performance of this Plan or any Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict- or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

13.15                 Effective Date. The Plan shall be effective as of the date of its adoption by the Board, which date is set forth below (the “Effective Date”).

*                                                  *                                                        *

This Plan was duly adopted and approved by the Board of Directors of the Company on September 20, 2017.

Appendix A

PIXEL GROUP HOLDINGS INC.

2017 ISRAELI SUB-PLAN

TO THE 2017 PIXEL GROUP HOLDINGS INC.
OMNIBUS EQUITY INCENTIVE PLAN

1.         General

1.1            This 2017 Pixel Group Holdings Inc. Omnibus Equity Incentive Plan - Israeli Sub-Plan (this “Sub-Plan”) is to be read as a part of the 2017 Pixel Group Holdings Inc. Omnibus Equity Incentive Plan (the “Plan”), and the Plan and this Sub-Plan shall be deemed one integrated document.

1.2            The provisions of the Plan shall apply to Awards (as defined below) granted under this Sub-Plan, subject to the modifications set forth below. In the event of any conflict between the Plan and this Sub-Plan, the terms of this Sub-Plan shall govern with respect to Awards granted to Israeli Participants (as defined below).

1.3            This Sub-Plan shall only apply to, and modify Awards granted to, Israeli Participants so that such Awards will be governed by the terms of this Sub-Plan and comply with the requirements of the Israeli law, and specifically with the provisions of Section 3(i) and Section 102 of the Ordinance (as defined below). For the avoidance of doubt, this Sub-Plan shall not modify the Plan with respect of any other category of Participant (as defined below).

2.         Definitions

Unless otherwise defined in this Sub-Plan, all capitalized terms used herein shall have the same meanings given to such terms in the Plan. Capitalized terms used herein that are the plural forms or singular forms of defined terms shall have the corresponding plural or singular meanings of the corresponding defined terms. The following terms shall have the meanings set forth below, unless the context clearly requires a different meaning:

“3(i) Award” means an Award granted pursuant to Section 3(i) of the Ordinance to any person who is an Israeli Non-Employee Participant.

“102 Award” means an Award granted pursuant to Section 102 of the Ordinance to any person who is an Israeli Employee Participant.

“102 Capital Gains Award” means a Trustee 102 Award elected and designated by the Employing Company to qualify for Capital Gains tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

“102 Ordinary Income Award” means a Trustee 102 Award elected and designated by the Employing Company to qualify for ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

“Award” means any Options, Stock Appreciation Rights, Restricted Stock or any other Stock Based Award.

“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

“Company” means Pixel Group Holdings Inc.

“Employing Company” shall have the meaning ascribed to it in Section 102(a) of the Ordinance.

“Israeli Employee Participant” means a person who is a resident of the state of Israel for tax purposes or who is deemed to be a resident of the state of Israel for tax purposes under the Israeli law, and who is an employee or an Officer (“Noseh Missra”) of the Company or its Subsidiaries or Affiliates, excluding a person who is a Controlling Shareholder prior to the issuance of the relevant Award or as a result thereof.

“Israeli Non-Employee Participant” means a person who is a resident of the state of Israel for tax purposes or who is deemed to be a resident of the state of Israel for tax purposes under the Israeli law, and who is not an Israeli Employee Participant, inter alia, a consultant, adviser or service provider of the Company, or its Subsidiaries or Affiliates and a Controlling Shareholder (whether or not an employee of the Company or its Subsidiaries or Affiliates).

“Israeli Participant” means Israeli Employee Participants and Israeli Non-Employee Participants.

“ITA” means the Israeli Income Tax Authority, or any successor agency.

“Lockup Period” means the requisite period prescribed by the Ordinance and the Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which Awards issued thereunder, and all rights resulting from them, must be held by the Trustee.

“Non-Trustee 102 Award” means an Award granted to an Israeli Participant pursuant to Section 102(c) of the Ordinance, which is not required to be held in trust by a Trustee.

“Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961 or any successor statute, as amended from time to time.

“Rules” means the Income Tax Rules (Tax Relief in the Issuance of Shares to Employees), 2003.

“Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as amended or replaced from time to time.

“Tax” means any tax (including, without limitation, any income tax, capital gains tax, value added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, linkage differentials or addition to tax), imposed, assessed, or collected by or under the authority of any governmental body.

“Trustee” means any person or entity appointed by the Company or its Subsidiaries or Affiliates, as applicable, and approved by the ITA, to serve as a trustee, all in accordance with the provisions of Section 102(a) of the Ordinance.

“Trustee 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Participant.

3.    Issuance of Awards

3.1            Without derogating from the provisions of the Plan: (i) Israeli Employee Participants may be granted only with 102 Awards; and (ii) Israeli Non-Employee Participants may be granted only with 3(i) Awards. In each case, such Awards shall be subject to the terms and conditions of the Ordinance.

3.2            The Employing Company may, pursuant to Section 102, designate 102 Awards granted to Israeli Employee Participants as Non-Trustee 102 Awards or as Trustee 102 Awards.

4.    Trustee 102 Awards

4.1            Trustee 102 Awards may be granted only to Israeli Employee Participants.

4.2            Trustee 102 Awards shall be classified as either 102 Capital Gains Awards or 102 Ordinary Income Awards, subject to the terms and conditions of Section 102 and the provisions of the Plan and this Sub-Plan.

4.3            No Trustee 102 Awards may be granted under this Sub-Plan, unless and until the Employing Company’s election of the type of Trustee 102 Awards to be granted to Israeli Employee Participants, being either 102 Capital Gains Awards or 102 Ordinary Income Awards, (the “Election”), is appropriately filed with the ITA. The Board shall have the right to determine whether the Election shall be that the Trustee 102 Awards be 102 Capital Gains Awards or 102 Ordinary Income Awards. After making an Election, the Company may grant only the type of Trustee 102 Awards it has elected (i.e., 102 Capital Gains Awards or 102 Ordinary Income Awards), and the Election shall apply to all grants to Israeli Employee Participants of Trustee 102 Awards until such Election is changed pursuant to the provisions of Section 102(g) of the Ordinance. The Employing Company may change such Election only after the passage of at least one year after the end of the year during which the applicable Employing Company first granted Trustee 102 Awards in accordance with the previous Election. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee 102 Awards or 3(i) Awards.

4.4            The grant of Trustee 102 Awards shall be conditioned upon the approval (or the deemed approval pursuant to the provisions of section 102(a) of the Ordinance) of the Plan, this Sub-Plan and the Trustee by the ITA as required in Section 102 and the Rules.

4.5            Trustee 102 Awards may be granted only after the passage of thirty days following the delivery by the appropriate Employing Company to the ITA of a request for approval of the Plan (including this Sub-Plan) and the Trustee in accordance with Section 102. Notwithstanding the foregoing paragraph, if within ninety (90) days of delivery of the abovementioned request, the appropriate ITA officer notifies the Employing Company of his or her decision not to approve the

Plan (including this Sub-Plan) or the Trustee, the Awards that were intended to be granted as a Trustee 102 Awards shall be deemed to be Non-Trustee 102 Awards, unless otherwise determined by the ITA officer.

4.6            Anything herein to the contrary notwithstanding, all Trustee 102 Awards granted under this Plan shall be provided to the Trustee. The Trustee shall hold each such Trustee 102 Award, all Shares issued upon exercise thereof, and all other rights resulting from such Trustee 102 Award, including bonus shares, in trust for the benefit of the Israeli Employee Participant to which such Award was granted. All certificates representing Awards or Shares issued to the Trustee under the Plan shall be issued in the Trustee’s name, deposited with the Trustee, and shall be held by the Trustee until such time that such Awards or Shares issued upon exercise thereof are released from the trust.

4.7            With respect to 102 Capital Gains Awards and 102 Ordinary Income Awards, such Awards or any Shares issued upon the exercise thereof and all rights resulting from such Awards or Shares, including bonus shares, will be held by the Trustee, from the date such Awards or Shares were deposited with the Trustee until the end of the applicable Lockup Period or such shorter period as approved by the ITA, under the terms set forth in Section 102.

4.8            In accordance with Section 102, the Israeli Employee Participant shall not sell, cause the release from trust, or otherwise dispose of, any Trustee 102 Award, any Share issued upon the exercise thereof, or any rights resulting from such Award or Share, including bonus shares, until the end of the applicable Lockup Period. Notwithstanding the foregoing but without derogating from the provisions of the Plan and the terms and conditions set forth in the Award Agreement, if any such sale, release, or disposition occurs during the Lockup Period, then the provisions of Section 102 relating to non-compliance with the Lockup Period will apply and all sanctions and liability under Section 102 shall be borne by the Israeli Employee Participant. The Israeli Employee Participant will indemnify the Company, the Trustee and any other party which incurs any liability as a result of such sale, release or disposition.

4.9            Anything herein to the contrary notwithstanding, the Trustee shall not release any unexercised Trustee 102 Awards, Shares issued upon the exercise of any Trustee 102 Awards, or any rights, including bonus shares, resulting from such Trustee 102 Awards or Shares, prior to the full payment of the Exercise Price and the Israeli Employee Participant’s tax liability arising from the Trustee 102 Awards granted to him or her.

4.10     In the event that the requirements for the Trustee 102 Awards are not met, then the Trustee 102 Awards shall be deemed Non-Trustee 102 Awards.

4.11     Upon receipt of a Trustee 102 Award, the Israeli Employee Participant will sign an Award Agreement under which such Participant will agree to be subject to the trust agreement between the Company or its Subsidiaries and the Trustee, stating, inter alia, that the Trustee will be released from any liability in respect of any action or decision taken or executed in good faith with respect to this Sub-Plan, or any Trustee 102 Award or Share issued to him or her thereunder, or right resulting therefrom, including bonus shares.

5.         Non-Trustee 102 Awards.

5.1            Non-Trustee 102 Awards may be granted only to Israeli Employee Participants.

5.2            Non-Trustee 102 Awards that shall be granted pursuant to the Plan may be issued directly to the Israeli Employee Participant or to a trustee appointed by the Board in its sole discretion.

5.3            In the event that an Israeli Employee Participant was granted with a Non-Trustee 102 Award and thereafter such Israeli Employee Participant’s employment by the Company or its Subsidiaries or Affiliates, terminates for any reason, such Israeli Employee Participant will be obligated to provide his employer, upon the termination of his employment, with a security or guarantee to cover any future tax obligation resulting from the grant, exercise or disposition of the Award, the Shares issuable upon the exercise thereof, or any rights resulting therefrom, in a form satisfactory to such employer in such employer’s sole discretion.

6. 3(i) Awards.

6.1            Awards granted pursuant to this Section 6 are intended to constitute 3(i) Awards and are subject to the provisions of Section 3(i) of the Ordinance and the general terms and conditions specified in the Plan.

6.2            3(i) Awards may be granted to Israeli Non-Employee Participants.

6.3            3(i) Awards that shall be granted pursuant to the Plan may be issued directly to the Israeli Non-Employee Participant or to a trustee appointed by the Board in its sole discretion.

6.4            In the event that an Israeli Non-Employee Participant was granted a 3(i) Award and thereafter such Israeli Non-Employee Participant’s employment by the Company, or its Subsidiaries or Affiliates, terminates for any reason, such Israeli Non-Employee Participant will be obligated to provide to the Company, upon the termination of his engagement, with a security or guarantee to cover any future tax obligation resulting from the grant, exercise or disposition of the Award, the Shares issuable upon the exercise thereof, or any rights resulting therefrom, in a form satisfactory to the Company in its sole discretion.

7.  The Award Agreement.

The terms and conditions upon which the Awards shall be issued and exercised shall be as specified in an Award Agreement to be executed pursuant to the Plan and this Sub-Plan. Each Award Agreement shall state, inter alia, the number of Shares granted under the Award, the type of Award granted thereunder (whether such Award is a Trustee 102 Award, and if so, whether it is a 102 Capital Gains Award or 102 Ordinary Income Award, or a Non-Trustee 102 Award, or a 3(i) Award), the vesting provisions, the term of the Award, and the exercise price. Any grant of Awards shall be conditioned upon the Participant’s undertaking to be subject to the provisions of Section 102 or Section 3(i) of the Ordinance, as applicable.

8.  Fair Market Value For Israeli Tax Purposes.

Without derogating from Section 2.11 of the Plan and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant of a 102 Capital Gains Award the Company’s Shares are listed on any established stock exchange or a national market system, or if the Company’s shares are registered for trading within ninety (90) days following the date of grant of the 102 Capital Gains Award, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as applicable.

9.    Exercise of Awards.

Awards shall be exercised in accordance with the provisions of the Plan and the Award Agreement, and in accordance with the requirements of Section 102.

10.  Assignability and Sale of Awards.

10.1     Notwithstanding any other provision of the Plan to the contrary, no Awards, or any right with respect thereto or purchasable thereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect thereto granted to any third party whatsoever, without the prior written consent of the Board, and subject to the Ordinance. Any purported assignment, transfer, grant of collateral, or pledge of Awards, or any right with respect thereto or purchasable thereunder, contrary to the provisions of this Section, directly or indirectly, whether contemplated to be effective immediate effect or in the future, shall be null and void and cause the applicable Award to immediately expire. During the lifetime of the Israeli Participant all of such Israeli Participant’s rights to purchase Shares or to otherwise exercise an Award hereunder shall be exercisable only by the Israeli Participant.

10.2     Without derogating from the above, for as long as Awards or Shares purchased upon the exercise thereof are held by the Trustee on behalf of the Participant, all rights of the Participant with respect to such Awards and Shares shall be personal, and may not be transferred, assigned, pledged or mortgaged, other than by will or the laws of descent and distribution. Any purported assignment, transfer, grant of collateral, or pledge of an Award or Share in contradiction to the provisions of this Section, directly or indirectly, whether contemplated to be effective immediately or in the future, shall be null and void and cause the Award to expire immediately.

11.  Integration of Section 102 And Tax Assessing Officer’s Permit.

11.1     With respect to Trustee 102 Awards, the provisions of the Plan, this Sub-Plan and the Award Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit (to the extent that such permit is issued) (the “Permit”), and the provisions of the Permit shall be deemed integrated with, and a part of, the Plan, this Sub-Plan and the Award Agreement.

11.2     Any provision of Section 102 or the Permit which is necessary in order to obtain or preserve any tax benefit pursuant to Section 102, which is not expressly specified in the Plan, this Sub-Plan, or the Award Agreement, shall be deemed to have been automatically incorporated into this Sub-Plan and binding upon the Company and the Participants who are Israeli Participants.

12.  Dividends.

Without derogating from the provisions of the Plan, an Israeli Participant shall be entitled to receive dividends with respect to Shares issued upon the exercise of his or her Awards (whether such Shares are held by the Participant or by the Trustee for his or her benefit), in accordance with the provisions of the Company’s Certificate of Incorporation (including all amendments thereto), subject to any applicable taxation on distribution of dividends and, when applicable, subject to the provisions of Section 102.

13.  Tax Consequences.

13.1     Any liability for any Tax arising with respect to the Awards and the Shares, including, but not limited to, as a result of the grant of Awards, the exercise of an Award for Shares, the receipt of cash, the transfer, waiver, or expiration of Awards or Shares or the disposal of Shares, shall be borne solely by the Israeli Participants, and in the event of their death, by their estates or heirs. Neither the Company nor any of its Subsidiaries or Affiliates nor the Trustee shall be required to pay such Taxes, directly or indirectly, nor shall they be required to gross up such Taxes in the Israeli Participants’ salaries or remuneration. The applicable Tax may be deducted from any cash to be provided to the Israeli Participant or from the proceeds of the disposal of the Shares or shall be paid to the Trustee or to the Company or its Subsidiaries or Affiliates by the Israeli Participants at their request, or may be provided via any combination of the above.

13.2     The Company, its Subsidiaries or Affiliates and the Trustee shall be entitled to withhold Taxes according to the requirements of any applicable laws, rules, and regulations, including by withholding Taxes at source.

13.3     The Israeli Participants undertake to indemnify the Company, its Subsidiaries or Affiliates and the Trustee, immediately upon their request, for any Tax for which the Israeli Participant is liable under any applicable law, under the Plan or this Sub-Plan, and which was paid by the Company or the Trustee, or which the Company or the Trustee are required to pay. The Company may exercise its right to such indemnification by deducting the Tax subject to indemnification from Participant’s salary or remuneration.

13.4     The Board or, when applicable, the Trustee shall not be required to release any Awards, Shares, rights resulting therefrom, including bonus shares, or stock certificates, to an Israeli Participant until all required Tax payments and other payments to be borne by such Israeli Participant have been fully made.

13.5     Notwithstanding any other provision No Israeli Participant shall have any of the rights of a shareholder with respect to any Shares until Participant pays all payments required to be paid with respect to such Shares.